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                                                                    EXHIBIT 10.7

[LETTERHEAD OF PLATINUN(TM)]

June 30, 2003

The St. Paul Companies, Inc.
385 Washington Street
St. Paul, MN 55102

Attention: Mr. Mark Wigmore

RE: MASTER SERVICES AGREEMENT - LETTER AGREEMENT

Gentlemen:

Reference is made to the Master Services Agreement, dated as of November 1, 2002, (the "Agreement") between The St. Paul Companies, Inc. ("St. Paul") and Platinum Underwriters Holdings, Ltd. ("Platinum"). Capitalized terms used but not defined herein have the meanings specified in the Agreement.

This letter confirms the agreement between St. Paul and Platinum to modify the Agreement by (i) extending the Maximum Service Period for the Services provided by St. Paul or its Post-closing Subsidiaries from June 30, 2003 until June 30, 2004; and (ii) revising the schedule of Services to be provided by St. Paul or its Post-closing Subsidiaries.

The Agreement shall expire June 30, 2004, subject to the provisions of Section 1(c) of the Agreement. In addition, St. Paul or its Post-closing Subsidiaries shall provide to Platinum or its Post-closing Subsidiaries each of the Services specified on Schedule A (Revised) hereto, subject to the provisions of Section 1(f) of the Agreement. All other terms and conditions of the Agreement will remain in full force and effect.

Sincerely,

PLATINUM UNDERWRITERS HOLDINGS, LTD.

By: /s/ Gregory E.A. Morrison
    -------------------------------------
    Gregory E.A. Morrison
    President and Chief Executive Officer

ACKNOWLEDGED, ACCEPTED AND AGREED:

THE ST. PAUL COMPANIES, INC.

By: /s/ Mark Wigmore
    --------------------------------------
    Mark Wigmore
    Senior Vice President

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SCHEDULE A (Revised)

         1. Claim processing and payment for all business written on St. Paul paper and subject to the Quota Share Retrocession Agreements (as such term is defined in the Formation and Separation Agreement).

         2. Billing and collection services for balances due to/from from brokers and cedants for all business written on St. Paul paper and subject to the Quota Share Retrocession Agreements.

         3. Processing, billing and collection services for all retrocessional premium and loss inuring to the benefit of Platinum for all business written on St. Paul paper subject to the Quota Share Retrocession Agreements.

         4. Provision of historical underwriting data with respect to the experience of the St. Paul Re division of St. Paul in format to be prescribed by Platinum.

         5. Provision of ongoing underwriting data with respect to the business ceded to Platinum under the Quota Share Retrocession Agreements.

         6. Access to or the actual reserving triangles at a reserving class level.

         7. Accounting guidance for Non-traditional accounts before a commitment is made by Platinum to write the business.